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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-135256 on Form S-4 of our reports dated March 29, 2006, (August 30, 2006, as to the effect of the Jostens Photography discontinued operations described in Notes 1, 6, 19 and 22), relating to the financial statements and financial statement schedule of Visant Holding Corp. and Visant Corporation as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                      /s/ Deloitte & Touche LLP

New York, New York
August 30, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM